Exhibit 21.1

Subsidiaries of Revlon, Inc.
As of December 31, 2015

Domestic

Almay, Inc.
Art & Science, Ltd.
Bari Cosmetics, Ltd.
Beautyge Brands USA, Inc.
Beautyge U.S.A., Inc.
Charles Revson Inc.
Creative Nail Design, Inc.
North America Revsale Inc.
OPP Products, Inc.
PPI Two Corporation
Realistic Roux Professional Products Inc.

Revlon Consumer Products Corporation
Revlon Development Corp.
Revlon Government Sales, Inc.
Revlon International Corporation
Revlon Real Estate Corporation
RIROS Corporation
RIROS Group Inc.
RML, LLC
Roux Laboratories, Inc.
Roux Properties Jacksonville, LLC
SinfulColors Inc.

Foreign

American Crew Dominicana, S.r.l.
Armour Farmaceutica de Colombia, S.A.
Baninvest Beauty Limited
Beautyge Andina S.A
Beautyge Australia Pty Ltd
Beautyge Beauty Group, S.L.
Beautyge Brands France Holding SAS
Beautyge Denmark A/S
Beautyge Fragrances Holdings Ltd
Beautyge France SAS
Beautyge Germany GmbH
Beautyge Italy S.p.A.
Beautyge Logistics Services, S.L.
Beautyge Mexico, S.A. de C.V.
Beautyge Netherlands B.V.
Beautyge Participations, S.L.
Beautyge Portugal - Produtos Cosmeticos e Profissionais Lda.
Beautyge Professional Limited
Beautyge RUS Joint Stock
Beautyge, S.L.
Beautyge Sweden AB
Beautyge U.K., Limited
CBBeauty Ltd
Comercializadora Brendola, S.R.L.
Européenne de Produits de Beauté, S.A.S.
New Revlon Argentina S.A.
Productos Cosmeticos de Revlon, S.A.
Professional Beauty Services S.A.

Promethean Insurance Limited
Revlon Australia Pty Limited
Revlon Beauty Products, S.L.
Revlon B.V.
Revlon Canada Inc.
Revlon China Holdings Limited
Revlon (Hong Kong) Limited
Revlon (Israel) Limited
Revlon K.K.
Revlon Ltda.
Revlon Manufacturing Ltd.
Revlon Mauritius Ltd.
Revlon New Zealand Limited
Revlon Offshore Limited
Revlon Overseas Corporation, C.A.
Revlon Pension Trustee Company (U.K.) Limited
Revlon (Puerto Rico) Inc.
Revlon, S.A. de C.V.
Revlon (Shanghai) Limited
Revlon South Africa (Proprietary) Limited
Revlon (Suisse) S.A.
Revlon Trading (Shanghai) Co., Ltd.
RML Holdings L.P.
SAS and Company Limited
SAS Licences Limited
Shanghai Revstar Cosmetics Marketing Services Limited
YAE Artistic Packings Industry Ltd.
YAE Press 2000 (1987) Ltd.